                                                                    EXHIBIT 12.1

                       AMERISERVE FOOD DISTRIBUTION, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                   (AMOUNTS IN THOUSANDS, EXCEPT RATIO DATA)



                                                                    FISCAL YEAR
                                                  ------------------------------------------------
                                                   1994     1995     1996       1997       1998
                                                  ------   ------   -------   --------   ---------
Income (loss) before income taxes...............  $  665   $1,089   $ 3,818   $(63,820)  $(145,632)
Fixed charges...................................   5,323    6,065    16,307     54,196     103,902
                                                  ------   ------   -------   --------   ---------
Earnings........................................  $5,988   $7,154   $20,125   $ (9,624)  $ (41,730)
                                                  ======   ======   =======   ========   =========
Interest expense................................  $3,294   $3,936   $10,999   $ 46,805   $  84,447
Amortization of deferred financing costs........     226      226       722      1,678       2,650
Interest portion of rent expenses...............   1,803    1,903     4,586      5,713      16,805
                                                  ------   ------   -------   --------   ---------
Fixed charges...................................  $5,323   $6,065   $16,307   $ 54,196   $ 103,902
                                                  ======   ======   =======   ========   =========
Ratio of earnings to fixed charges..............    1.12     1.18      1.23     Note 1      Note 1
                                                  ======   ======   =======   ========   =========


------------------------------

Note 1: Earnings were less than fixed charges by $63,820 and $145,632 for the 1997 and 1998 fiscal years, respectively.